                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                                THE BUCKLE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                THE BUCKLE, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 2005





To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Holiday Inn, Kearney, Nebraska, on Thursday, June 2, 2005 at 10:00 A.M., for the following purposes:

     1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, James E. Shada, Robert E. Campbell, William D. Orr, Ralph M. Tysdal, Bill L. Fairfield, Bruce L. Hoberman and David A. Roehr.
     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending January 28, 2006.
     3.   To approve the Company's 2005 Management Incentive Plan.
     4.   To approve the Company's 2005 Restricted Stock Plan.
     5. To approve Performance Based Awards granted pursuant to the Company's 2005 Restricted Stock Plan.
     6. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 30, 2005, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,

/s/ Kyle L. Hanson
------------------
Kyle L. Hanson, Secretary

April 27, 2005




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE
        ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                              2407 West 24th Street
                                Kearney, NE 68845


                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD JUNE 2, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held June 2, 2005, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on May 2, 2005.

                               VOTING INFORMATION

As of March 30, 2005, the Company has outstanding 18,712,956 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on March 30, 2005 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL SHAREHOLDERS

As of March 30, 2005, the Common Stock was held of record by 346 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of March 30, 2005. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


Name of Beneficial Owner                                   Shares of Common Stock
-----------------------------------------------------------------------------------------------------
                                  Sole Voting and       Shared Voting and      Right to
                                 Investment Power     Investment Power (1)    Acquire (2)   Percent
                                 ----------------     --------------------    -----------   -------
Daniel J. Hirschfeld                   9,900,000                     0                0      52.90%
Dennis H. Nelson                         886,758                32,553          765,300       8.06%
James E. Shada                            85,118                 1,050          246,250       1.59
Karen B. Rhoads                           58,355                   655          195,060       1.22
Bill L. Fairfield                          1,560                     0           13,590         *
Robert E. Campbell                         3,700                     0           15,150         *
William D. Orr                             1,500                     0            5,250         *
Ralph M. Tysdal                            6,200                     0           15,150         *
Bruce L. Hoberman                          1,000                     0           10,800         *
David A. Roehr                                 0                     0            3,000         *
All executive officers and
  directors as a group (14)           11,000,071                35,820        1,689,380      60.91%
*  Less than 1%

(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by Wells Fargo Bank, N.A. Share amounts include Dennis H. Nelson with 1,453 and all executive officers as a group with 2,207.

(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Directors will be elected at the June 2, 2005 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that ten directors are to be elected.

The Board of Directors recommends the election of the ten nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

DANIEL J. HIRSCHFELD, AGE 63. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

DENNIS H. NELSON, AGE 55. Mr. Nelson is the President and Chief Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

KAREN B. RHOADS, AGE 46. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

JAMES E. SHADA, AGE 49. Mr. Shada is the Executive Vice-President - Sales and a Director of the Company. Mr. Shada was elected Vice President of Sales on April 19, 1991 and Executive Vice President of Sales on May 31, 2001. He was elected as a Director on March 11, 2002. Mr. Shada began his career with the Company in November of 1978 as a part-time salesman while attending Kearney State College (now the University of Nebraska - Kearney). He later served as store manager for the Company before returning to the corporate office in 1985 as the Company's sales manager. He is also involved in other aspects of the business including site selection and development and education of personnel as store managers and as area and district managers.

ROBERT E. CAMPBELL, AGE 62. Mr. Campbell has been a Director of the Company since July 1, 1991. Since 1985, Mr. Campbell served as Chairman and Chief Executive Officer, and currently President and Operating Manager, of Miller & Paine LLC, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997, Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

WILLIAM D. ORR, AGE 70. Mr. Orr has been a Director of the Company since July 1, 1991. He retired in 1997 from Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska where he had served as Senior Vice President, Agency and Marketing Operations since 1987 and he had worked for Woodmen since 1960.

RALPH M. TYSDAL, AGE 67. Mr. Tysdal has served as a Director of the Company since July 1, 1991. Mr. Tysdal retired in 2002. He previously owned and operated McDonald's restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

BILL L. FAIRFIELD, AGE 58. Mr. Fairfield has served as a Director of the Company since May 30, 1996. Mr. Fairfield is currently the Chairman of DreamField Capital Ventures, LLC, a company focused on economic development of the Mid-Plains region through management services and venture capital assistance. Mr. Fairfield currently serves on the Board of Directors of MSI, Inc. In 2003 and 2004 Mr. Fairfield was the Executive Vice President of Sitel Corporation, and from 1991 until October 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

BRUCE L. HOBERMAN, AGE 58. Mr. Hoberman has served as a Director of the Company since June 2, 2000. He is currently the CEO of Proxibid, Inc., an internet auction service provider and a member of the MSI, Inc. Board of Directors. Mr. Hoberman was the Founder and President of Homer's, Inc., a retail chain and distribution company, based in Omaha, Nebraska, from 1971-1993.

DAVID A. ROEHR, AGE 48. Mr. Roehr has served as a Director of the Company since September 18, 2000. Mr. Roehr is Executive Vice President of Cabela's, Inc., a position he has held since July 2003. Prior to that, he had served as President and CFO of Cabela's, Inc., the world's foremost outfitter of hunting, fishing, camping and outdoor gear, headquartered in Sidney, Nebraska. Mr. Roehr also serves as Chairman, President and CEO of World's Foremost Bank, a bank subsidiary of Cabela's, headquartered in Lincoln, Nebraska. He has been employed by Cabela's since 1994. Prior to Mr. Roehr's association with Cabela's, he served as a tax partner at Grant Thornton, LLP in Lincoln, Nebraska where he practiced public accounting from 1981 - 1994.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

CORPORATE GOVERNANCE

THE COMPANY IS A "CONTROLLED COMPANY." Because as of March 30, 2005, Daniel J. Hirschfeld, the Chairman of the Board, owned and controlled approximately 53% of the voting power of the Company's common stock, the Company is a "controlled company" under the New York Stock Exchange Corporate Governance Standards (the "NYSE Standards"), and the Board of Directors has chosen to take advantage of all of the exemptions available to "controlled companies" under section 303A of the NYSE Standards. The Company is exempt from the requirements:

     1. to have a majority of independent directors (although the Board of Directors has determined that a majority of the Company's directors and nominees are independent under the NYSE Standards);

     2. to have a nominating/corporate governance committee composed entirely of independent directors; and

     3. to have a compensation committee with a written charter meeting the NYSE Standards which is composed entirely of independent directors (although the Company has had a compensation committee composed entirely of independent directors since immediately prior to the Company's initial public stock offering in 1992).

BOARD COMMITTEE CHARTERS

The Charter for the Company's Audit Committee is available free of charge as set forth in the Report of the Audit Committee appearing later in this Proxy Statement. When and if a written Charter for the Compensation Committee is adopted, that Charter will also be posted on the Company's website at WWW.BUCKLE.COM.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines are available free of charge on the Company's website at WWW.BUCKLE.COM or upon written request to the Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

CODE OF ETHICS

The Company has a Code of Ethics that applies to all teammates, including the Chief Executive Officer and the Chief Financial Officer, as well as all members of the Board of Directors. The Code of Ethics is available free of charge on the Company's website at WWW.BUCKLE.COM or upon written request to the Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

The Company intends to satisfy its disclosure obligations under applicable rules of the Securities and Exchange Commission regarding an amendment to or waiver from a provision of the Company's Code of Ethics that applies to the Company's Chief Executive Office or its Chief Financial Officer, by posting such information on its internet website.

INDEPENDENCE

The Board has determined that all non-employee Directors of the Company, comprising six of the ten members of the Board, are independent under NYSE Standards. In addition, all committee members, other than the Executive Committee members, meet the applicable independence requirements of the NYSE Standards, even though the Company is exempt from some of those Standards.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

The Company's independent Directors meet separately in executive session without employee Directors or representatives of management at each regularly scheduled quarterly meeting of the Board.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may contact the Board of Directors, or the non-employee Directors as a group, at the following address:

Board of Directors or Outside Directors
The Buckle, Inc.
P.O. Box 1480
Kearney, NE 68848

Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company's Board of Directors using the above address or through The Buckle Ethics Hotline. Information about how to contact The Buckle Ethics Hotline is also available on the Company's website at WWW.BUCKLE.COM and in the Company's Code of Ethics.

COMPANY WEBSITE

Information on the Company's website is not incorporated by reference into this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

During fiscal 2004, four meetings of the Board of Directors, twelve meetings of the Executive Committee, six meetings of the Compensation Committee and seven meetings of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

     EXECUTIVE COMMITTEE. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen B. Rhoads.

     AUDIT COMMITTEE. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield, Ralph M. Tysdal, Bruce L. Hoberman and David A. Roehr. The Board of Directors has determined that the Company has at least one audit committee member that meets the requirements of a financial expert. David Roehr, serving on the audit committee and fulfilling the audit committee financial expert role, is independent with respect to the Company and its management.

     COMPENSATION COMMITTEE. The Compensation Committee is responsible for establishing the Company's philosophy, policies and strategies relating to executive compensation and for evaluating the performance of the Company's Chief Executive Officer. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, the 1997 Executive Stock Option Plan, the 1997 Restricted Stock Plan, the 1997 Management Incentive Plan, the 1998 Management Incentive Plan, the 1999 Management Incentive Plan, the 2002 Management Incentive Plan, the 2004 Management Incentive Plan, the 2005 Restricted Stock Plan and the 2005 Management Incentive Plan. The current members of the Compensation Committee are Bill L. Fairfield, Robert E. Campbell, William D. Orr, Ralph M. Tysdal, Bruce L. Hoberman and David A. Roehr.

DIRECTOR COMPENSATION

For their services as Directors in fiscal 2004, the members of the Board of Directors who are not employees of the Company were paid $12,000 annually, $2,500 for each quarterly board meeting they attended and $500 for each telephonic meeting held for the board or any committee thereof. The Chairman of each Committee of the Board receives an additional $500 per quarter for their service as Chairman.

In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 3,000 shares will be granted to each non-employee Director on the first day of the Company's fiscal year. In addition, each non-employee Director is granted an option to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2004 have been complied with on a timely basis.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

For the years ended January 29, 2005 and January 31, 2004, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte & Touche"). Subject to stockholder ratification, the Audit Committee has re-appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors to audit the accounts of the Company for the fiscal year 2005. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

The Board of Directors recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by the Board of Directors will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

Audit and audit-related fees aggregated $533,715 and $178,275 for the years ended January 29, 2005 and January 31, 2004, respectively and were composed of the following:

AUDIT FEES
The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended January 29, 2005 and January 31, 2004 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $458,000 and $128,410, respectively.

AUDIT-RELATED FEES
The aggregate fees billed for Audit-Related services for the fiscal years ended January 29, 2005 and January 31, 2004 were $75,715 and $49,865, respectively. These fees relate to "404 readiness" services provided to the Company for the purpose of analyzing the internal control environment and providing recommendations to management for improvements during the fiscal years ended January 29, 2005 and January 31, 2004, and for the audit of the Company's 401(k) Profit Sharing Plan for the plan years ended January 31, 2005 and 2004.

TAX FEES
The aggregate fees billed for tax services for the fiscal years ended January 29, 2005 and January 31, 2004 were $20,385 and $41,816, respectively. These fees relate to preparation of the state and federal income tax returns and work related to electing change in accounting methods for certain income tax items for the fiscal year ended January 29, 2005 and relate to preparation of the state and federal income tax returns and work related to electing change in accounting methods for certain income tax items for the fiscal year ended January 31, 2004.

ALL OTHER FEES
The aggregate fees for services not included above were $0 and $0, respectively, for the fiscal years ended January 29, 2005 and January 31, 2004.

One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

                                   PROPOSAL 3

                        PROPOSAL TO APPROVE THE COMPANY'S
                         2005 MANAGEMENT INCENTIVE PLAN

The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation Committee of the Board of Directors has reviewed the

Company's executive incentive compensation program and recommends that the Company's shareholders approve the 2005 Management Incentive Plan (the "2005 Incentive Plan"). In order for payment of certain incentive awards to be deductible under the current Internal Revenue Code (the "Code'), such awards must be paid under a plan like the 2005 Incentive Plan which has been approved by the shareholders. The 2005 Incentive Plan is set forth in Exhibit "A" to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the 2005 Incentive Plan.

BACKGROUND.

The 2005 Incentive Plan is modeled after the 2004 Management Incentive Plan approved by the Shareholders of the Company at the Annual Meeting held in 2004 (the "2004 Incentive Plan"). The 2004 Incentive Plan was designed to motivate the Company's key employees to improve stockholder value by linking a portion of their compensation to the Company's financial performance. The 2004 Incentive Plan was a one-year plan. The 2005 Incentive Plan is also a one-year plan.

The goals of the Compensation Committee with regard to cash compensation have been and continue to be:

     o    to establish base salaries at a competitive level;
     o to establish a cash bonus program that rewards exceptional performance;
     o to eliminate cash bonuses based upon participation in the first dollar of profits; and
     o to eliminate an automatic and mathematical bonus in the event that the Company's performance does not at least equal performance for the immediately preceding fiscal year.

DESCRIPTION OF THE INCENTIVE PLAN.

The 2005 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee must be comprised solely of Directors who are "outside Directors" as defined in Section 162(m) of the Code. The 2005 Incentive Plan encompasses two types of incentive.

     o    an annual Cash Award; and
     o an annual grant of Restricted Stock pursuant to the 2005 Restricted Stock Plan.

The Committee's powers include authority, within the limitations set forth in the 2005 Incentive Plan, to:

     o select the persons to be granted Cash Awards and Shares of Restricted Stock;
     o determine the time when Cash Awards and Restricted Stock will be granted;
     o determine whether objectives and conditions for earning Cash Awards and Restricted Stock have been met;
     o determine whether payment of Cash Awards and Restricted Stock will be made at the end of an award period or deferred; and
     o approve discretionary year-end cash incentives for extraordinary events.

Any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company - designated a Key Employee by the Plan - will be granted annual incentive Cash Awards under the 2005 Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2005 Incentive Plan during its term. However, it is anticipated that seven persons will receive Cash Awards for fiscal 2005 under the 2005 Incentive Plan.

The 2005 Incentive Plan includes the creation of a Bonus Pool as a Cash Incentive for executives. This Bonus Pool will be calculated based upon dollars of growth in key performance categories compared to the Base Year Amounts, multiplied by the applicable percentage amounts as outlined in the Plan, multiplied by a factor determined by the growth in Pre-Bonus Net Income (the "Pre-Bonus Net Income Factor") and multiplied by a factor determined by the growth in Gross Margin (the "Margin Factor") (see Exhibit A). The applicable percentage amounts for the 2005 Incentive Plan include 8.5% of the increase in Same Store Sales, 5% of the increase in Margin, and 15% of the increase in Pre-Bonus Net Income. The Base Year Amounts are determined using the immediately preceding fiscal year for Same Store Sales and the prior three-year rolling average for the Margin and Pre-Bonus Net Income, with the prior fiscal year receiving a weighting factor of 4 and the other two years receiving a weighting factor of 1. The Pre-Bonus Net Income Factor is .80 of the 15% of the increase in Pre-Bonus Net Income for increases from 0% to 19.99%; .70 for growth in Pre-Bonus Net Income of at least 20.0% and up to 29.99%; 0.64 for growth in Pre-Bonus

Net Income of at least 30.0% and up to 39.99%; and .55 for growth in Pre-Bonus Net Income of 40% or greater. The Margin Factor is .80 for growth in Margin up to 19.99%; .70 for growth in Margin of at least 20.0% and up to 39.99%; and .64 for growth in Margin of 40% or greater. Bonus Pool Awards pursuant to the 2005 Incentive Plan will be in addition to Base Salaries.

Base salaries for fiscal 2005 for the executive officers included in the Summary Compensation Table are as follows:

              NAME                           BASE SALARY
              ----                           -----------
         Dennis H. Nelson                     $785,000
         James E. Shada                       $445,000
         Kari G. Smith                        $256,000
         Patricia K. Whisler                  $275,000
         Brett P. Milkie                      $260,000

CASH AWARDS.

Each Participant in the Plan shall receive a Cash Award equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool is 40.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year (or immediately upon adoption of the Plan).

No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Margin and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

RESTRICTED STOCK

Restricted Stock was granted, subject to shareholder approval, to Participants pursuant to the 2005 Restricted Stock Plan as of February 22, 2005. Shares awarded under the Plan will vest according a performance feature whereby shares granted will vest over four years if an 8% increase in fiscal 2005 Pre-Bonus Net Income is achieved. Upon the Compensation Committee's certification of the achievement of the performance results, 20% of the Restricted Stock Shares would vest immediately, with 20% vesting in January of 2007, 30% in January of 2008 and 30% in January of 2009.

If the Performance Goal is not met (i.e. if an 8% increase in fiscal 2005 Pre-Bonus Net Income is not achieved), then the Restricted Stock may vest upon the attainment of a second performance feature based upon the Fair Market Value of the Company's Common Stock. Fair Market Value for this purpose means the closing price of a Share of Common Stock of the Company as reported on the composite tape for securities listed on the New York Stock Exchange on the applicable date. The Base Date for measuring the initial Fair Market Value of the Company Stock is April 30, 2005, the last day of the first fiscal quarter of fiscal 2005. Shares will vest 20%, 20%, 30% and 30% in fiscal years 2006, 2007, 2008 and 2009, respectively, on condition that on the last day of the first fiscal quarter in each fiscal year, the Fair Market Value of the Company's Stock has increased at a cumulative rate of 7.2% per year over the Fair Market Value of the Common Stock of the Company as of the Base Date. The targets for an increase in the Fair Market Value of the Common Stock of the Company are cumulative, so that, by way of example, if as of the last day of the first fiscal quarter in the year 2006, the Fair Market Value of the Company's Common Stock has not increased by at least 7.2%, then the 20% of the Shares shall not vest as of that date, but in the event that the Fair Market Value of the Company's Common Stock on the last day of the first fiscal quarter in the year 2007 shall increase from the Base Date at the cumulative rate of 7.2% per year, then 40% of the Shares will vest as of the last day of the first fiscal quarter in the year 2007. In all events, Shares shall be vested only upon certification of the Fair Market Value of the Company's Common Stock by the Compensation Committee. The Participant must remain in the employ of the Company on the Determination Date in order to become Vested in the Shares.

AMENDMENTS.

The Committee may amend the 2005 Incentive Plan from time to time, provided that no amendment to the 2005 Incentive Plan shall be effective unless approved by the Company's shareholders, to the extent that such shareholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

NEW PLAN BENEFITS.

No Cash Awards have been granted under the 2005 Incentive Plan, and it is not determinable what Cash Awards will be received by any employee under the 2005 Incentive Plan. However, the following table provides information concerning the Cash Award and Restricted Stock that would have been received by each of the following persons and groups for the last completed fiscal year had the 2005 Incentive Plan been in effect.

                                NEW PLAN BENEFITS
                         2005 Management Incentive Plan

--------------------------------------------------- -------------------- ----------------------
Name and Position                                       Cash Award         Restricted Stock
--------------------------------------------------- -------------------- ----------------------
Dennis H. Nelson, President & CEO                        1,751,201               21,200
--------------------------------------------------- -------------------- ----------------------
James E. Shada, Executive Vice-President Sales             875,600                9,800
--------------------------------------------------- -------------------- ----------------------
Kari G. Smith, Vice-President Sales                        350,240                4,750
--------------------------------------------------- -------------------- ----------------------
Patricia K. Whisler, Vice-President Women's
Merchandising                                              350,240                4,750
--------------------------------------------------- -------------------- ----------------------
Brett P. Milkie, Vice-President Leasing                    350,240                4,750
--------------------------------------------------- -------------------- ----------------------
All Executive Officers                                   4,073,409               51,600
--------------------------------------------------- -------------------- ----------------------
Non-Executive Officer Directors (0 persons)                 -0-                   -0-
--------------------------------------------------- -------------------- ----------------------

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

With respect to Proposal 3, the Board of Directors recommends the shareholders vote FOR approval of the COMPANY'S 2005 MANAGEMENT INCENTIVE Plan.

                                   PROPOSAL 4

                               PROPOSAL TO APPROVE
                         THE 2005 RESTRICTED STOCK PLAN

The Board of Directors of the Company has adopted, subject to shareholder approval, the following 2005 Restricted Stock Plan (the "Executive Plan"):

DESCRIPTION OF THE 2005 RESTRICTED STOCK PLAN

The 2005 Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors, which Committee is composed of Directors who are not eligible to participate in the 2005 Restricted Stock Plan and who qualify as "non-employee directors" as contemplated by Rule 16(b)(3) adopted by the Securities and Exchange Commission and as "outside directors" under Section 162(m) of the Internal Revenue Code. The Compensation Committee has authority under the 2005 Restricted Stock Plan to grant awards of Restricted Stock. Non-employee Directors are not eligible to receive awards under the 2005 Restricted Stock Plan.

A total of 200,000 shares of Common Stock are reserved for issuance under the 2005 Restricted Stock Plan. There is no limit on the number of Shares of Restricted Stock that may be issued to any Participant. Shares subject to the 2005 Restricted Stock Plan are authorized but unissued shares. Shares reaquired by the Company are returned to the status of authorized but unissued shares pursuant to the Business Corporation Act of Nebraska.

The provisions governing the disposition of specific awards granted under the 2005 Restricted Stock Plan in the event of the retirement, disability, death or other termination of employment of the Participant, as well as the restrictions and vesting requirements with respect to shares will be determined by the Compensation Committee at the time such awards are granted. The 2005 Restricted Stock Plan provides that the Compensation Committee can take certain actions to protect Participants' rights in the event of a change in control of the Company. Restricted stock shares are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.

The 2005 Restricted Stock Plan grants the Compensation Committee the ability to qualify grants of Restricted Stock as Qualified Performance Based Compensation. "Qualified Performance Based Compensation" means compensation that is intended to qualify as "Qualified Performance Based Compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). In making grants of Restricted Stock as Qualified Performance Based Compensation the Compensation Committee is granted the authority under the Plan to determine and select the Performance Criteria and the applicable Performance Period, and to establish Performance Goals. The Plan provides that Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance Periods may be one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and payment of, a Performance Based Award.

The Compensation Committee may amend or terminate the 2005 Restricted Stock Plan. However, no such amendment or termination may impair any shares previously awarded under the Plan. Shareholder approval is required for any amendment (i) which must be approved by shareholders under applicable law or the rules of any stock exchange on which shares of the Common Stock are traded, or (ii) which must be approved by shareholders in order to maintain the qualifications of the 2005 Restricted Stock Plan under Section 162(m) of the Internal Revenue Code. The 2005 Restricted Stock Plan was effective February 10, 2005 and will remain in effect until terminated by the Compensation Committee.

Stock awarded pursuant to the 2005 Restricted Stock Plan will be taxed at the earlier of vesting or removal of restriction of sale or transfer. Generally, no income will be realized by the employee at the time the shares are granted, except by individual voluntary election filed with the Internal Revenue Service. When the shares vest, ordinary income in an amount equal to then fair market value of the shares will be realized. The holding period to determine whether at disposition any appreciation (or depreciation) after the shares vested is treated as short-term or long-term capital gain or loss will begin on the date of vesting. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable.

SHAREHOLDER ACTION

The Board of Directors believes that the above-described 2005 Restricted Stock Plan is appropriate and consistent with the Company's objectives of attracting and retaining executives of outstanding competence and aligning their interests with those of the shareholders of the Company. Accordingly, the Board believes that approval of the Amendment is in the best interest of the Company and its shareholders.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

With respect to Proposal 4, the Board of Directors recommends that the shareholders vote FOR approval of the 2005 RESTRICTED STOCK PLAN.

                                   PROPOSAL 5

      PROPOSAL TO APPROVE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE
                      COMPANY'S 2005 RESTRICTED STOCK PLAN

On February 22, 2005, the Compensation Committee approved grants of Restricted Stock to certain executive officers of the Company, as follows:

       Name                Number of Restricted Shares        Name             Number of Restricted Shares
       ----                ---------------------------        ----             ---------------------------
       Dennis Nelson                      21,200          Pat Whisler                            4,750
       James Shada                         9,800          Kari Smith                             4,750
       Brett Milkie                        4,750

The Shares of Restricted Stock were granted subject to a Performance Feature that requires that the Company's fiscal 2005 Pre-Bonus, Pre-Tax Net Income to increase at least 8% above the fiscal 2004 Pre-Bonus, Pre-Tax Net Income for Shares of Restricted Stock to be Vested. The grant of Restricted Stock provides that if the performance target is met, the Restricted Stock will vest 20% upon the Compensation Committee's certification of the performance results, 20% in January of 2007, 30% in January of 2008 and 30% in January of 2009.

If the Performance Goal is not met (i.e. if an 8% increase in fiscal 2005 Pre-Bonus Net Income is not achieved), then the Restricted Stock may vest upon the attainment of a second performance feature based upon the Fair Market Value of the Company's Common Stock. Fair Market Value for this purpose means the closing price of a Share of Common Stock of the Company as reported on the composite tape for securities listed on the New York Stock Exchange on the applicable date. The Base Date for measuring the initial Fair Market Value of the Company Stock is April 30, 2005, the last day of the first fiscal quarter of fiscal 2005. Shares will vest 20%, 20%, 30% and 30% in fiscal years 2006, 2007, 2008 and 2009, respectively, on condition that on the last day of the first fiscal quarter in each fiscal year, the Fair Market Value of the Company's Stock has increased at a cumulative rate of 7.2% per year over the Fair Market Value of the Common Stock of the Company as of the Base Date. The targets for an increase in the Fair Market Value of the Common Stock of the Company are cumulative, so that, by way of example, if as of the last day of the first fiscal quarter in the year 2006, the Fair Market Value of the Company's Common Stock has not increased by at least 7.2%, then the 20% of the Shares shall not vest as of that date, but in the event that the Fair Market Value of the Company's Common Stock on the last day of the first fiscal quarter in the year 2007 shall increase from the Base Date at the cumulative rate of 7.2% per year, then 40% of the Shares will vest as of the last day of the first fiscal quarter in the year 2007. In all events, Shares shall be vested only upon certification of the Fair Market Value of the Company's Common Stock by the Compensation Committee. The Participant must remain in the employ of the Company on the Determination Date in order to become Vested in the Shares.

You are being asked to approve the terms of the performance goals. This approval is required under the Internal Revenue Code and Internal Revenue Service Regulations (the "Code") in order to preserve the Company's federal income tax deduction with respect to the grant of these restricted shares. The terms of the Restricted Share Plan, pursuant to which the restricted shares were granted, is subject to approval by our shareholders an the Annual Meeting of Shareholders to be held on June 2, 2005.

PURPOSE OF PROPOSAL.

As discussed in the Report of the Compensation Committee in this Proxy Statement, the Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) of the Code sets limits on the Company's federal income tax deduction for compensation paid in any taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or
(ii) among the four other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table of the Proxy Statement. "Qualified performance-based compensation" which can include compensation from stock options, cash awards and certain grants Restricted Stock, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

The Restricted Stock granted by the Compensation Committee on February 22, 2005, was granted subject to the condition that the shareholders approve the performance features.

MATERIAL TERMS OF THE PERFORMANCE GOALS.

Under the grant of Restricted Stock, the performance goals apply to fiscal 2005, and require that the Pre-Bonus, Pre-Tax Net Income for the year increase at least 8% over the Pre-Bonus, Pre-Tax Net Income for the prior fiscal year before the Restricted Stock is Vested. If an 8% Increase in Pre-Bonus, Pre-Tax Net Income is not achieved, then the Shares of Restricted Stock may vest over four years if the Fair Market Value of the Company's Stock increases at the cumulative rate of 7.2% per year for those four years, commencing April 30, 2005. Shares of Restricted Stock shares were granted to all executive officers.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 5, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE COMPANY'S 2005 RESTRICTED STOCK PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended January 29, 2005, January 31, 2004 and February 1, 2003:


                                     SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------
                                                                        Long Term
                                                                       Compensation
                                                                ---------------------------
                                     Annual Compensation                  Awards
----------------------------------------------------------------------------------------------------------
Name and                                                         Restricted                   All Other
Principal                                                           Stock       Options/    Compensation
Position               Year      Salary ($)    Bonus ($) (2)     Awards ($)     SARs (#)       ($) (1)
----------------------------------------------------------------------------------------------------------
Dennis H. Nelson       2004      $ 760,000    $   1,857,536     $           0    103,500      $ 50,204
President              2003      $ 740,000    $     465,231     $   1,484,941    103,500      $ 52,529
and CEO                2002      $ 725,000    $     296,603     $           0    113,400      $ 50,090

James E. Shada         2004      $ 430,000    $     928,768     $           0     51,750      $ 19,902
Executive Vice         2003      $ 415,000    $     232,616     $           0     51,750      $ 17,593
President Sales        2002      $ 400,000    $     172,000     $           0     56,700      $ 17,040

Kari G. Smith          2004      $ 248,000    $     371,507     $           0     25,200      $  8,838
Vice President         2003      $ 240,000    $      98,862     $      29,699     25,200      $  6,046
Sales                  2002      $ 225,000    $      70,000     $           0     27,900      $  5,577

Patricia K. Whisler    2004      $ 248,000    $     371,507     $           0     25,200      $ 13,758
Vice President         2003      $ 225,000    $      98,862     $      51,973     25,200      $  6,069
Women's Merchandising  2002      $ 210,000    $      70,000     $           0     27,900      $  5,546

Brett P. Milkie        2004      $ 250,000    $     371,507     $           0     25,200      $ 13,763
Vice President         2003      $ 240,000    $      98,862     $           0     25,200      $ 12,334
Leasing                2002      $ 210,000    $      70,000     $           0     27,900      $ 11,462
----------------------------------------------------------------------------------------------------------

(1) These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 2005, 2004 and 2003. The Company matched 50% of the employees' deferrals for each fiscal 2005, 2004 and 2003, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations. For fiscal 2004, 2003 and 2002, these amounts also include the Company's matching contribution into The Buckle, Inc. Deferred Compensation Plan, covering the president and each vice president. The Company matched 50% of the vice presidents' deferrals and 65% of the president's deferrals, not exceeding 6% of gross earnings.

(2) The executive officers' bonuses for fiscal 2004 were calculated based upon the Company's 2004 Management Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders. The executive officers' bonuses for fiscal 2003 were calculated based upon the Company's 2003 Management Incentive Plan, as approved at the 2003 Annual Meeting of Stockholders. The executive officers' bonuses for fiscal 2002 were calculated based upon the Company's 2002 Management Incentive Plan, as approved at the 2002 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")

                      REPORT OF THE COMPENSATION COMMITTEE

The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

For fiscal 2004, the compensation program for executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, consisted of:

     o    salary;
     o incentive cash bonus, based upon the actual performance of the Company;
     o 401(k) plan, together with a supplemental non-qualified retirement plan to provide officers with a benefit more comparable to that being currently provided to other employees under the 401(k) plan; and
     o    stock options

Stock options were paid and granted in accordance with the 2004 Management Incentive Plan which was previously approved by the Shareholders.

SALARY. Fiscal 2004 salaries for the executive officers were set in January of 2004, and were increased over the salaries paid for fiscal 2003. The salary amounts are reported in the Summary Compensation Table on page 13.

CASH AWARDS.

The 2004 Management Incentive Plan, which was approved by the stockholders at the annual meeting in 2004, in addition to creating a Bonus Pool as a Cash Incentive for executive officers, granted the Compensation Committee discretion to grant year-end cash incentives for extraordinary events as may be determined by the Compensation Committee. The Bonus Pool for fiscal 2004 included 8.5% of the increase in Same Store Sales (as defined in the Plan), 5% of the increase in Gross Profit (as defined in the Plan) and 15% of the increase in Pre-Bonus Net Income. The base year amounts under the Plan are the immediately preceding fiscal year for Same Store Sales, and the prior three-year rolling average for the Gross Profit and Pre-Bonus Net Income.

For fiscal 2004, the Company achieved the incentive goal in each of the following three criteria: Comparable Store Sales, Gross Profit and Pre-Bonus Net Income. The Bonus Pool, computed in accordance with the 2004 Management Incentive Plan, was $4,272,332, which was allocated among the executive officers as follows:

                Dennis H. Nelson                        $1,857,536
                James E. Shada                          $  928,768
                Brett P. Milkie                         $  371,507
                Patricia K. Whisler                     $  371,507
                Kari G. Smith                           $  371,507

STOCK OPTIONS.

Options were granted pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest thirty days prior to the expiration date. This Plan includes an "accelerator" feature whereby the Options vest upon the occurrence of the Fair Market Value of the Company's common stock being equal to or greater than twice the option price for a respective grant.

     All Options also include a "reload" feature under this Plan.
                Dennis H. Nelson                    103,500
                James E. Shada                       51,750
                Kari G. Smith                        25,200
                Patricia K. Whisler                  25,200
                Brett P. Milkie                      25,200

The Company achieved both performance goals set for fiscal 2004, thus all options granted to executive officers and others on January 31, 2004, vested one-third immediately upon certification by the Compensation Committee that both goals had been met, with the remaining two-thirds vesting in equal portions on the last day fiscal 2005 and the last day of fiscal 2006.

The Compensation Committee has considered the application of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes.

     This report was submitted by the Compensation Committee, which is comprised of:

                Bill L. Fairfield               William D. Orr
                Robert E. Campbell              Ralph M. Tysdal
                Bruce L. Hoberman               David A. Roehr


                          REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of six members of the Board, each of whom is independent of the Company and its management, as defined by the New York Stock Exchange listing standards.

In March 2000, the Board adopted a charter for the audit committee, a copy of which was attached as Appendix A to the Company's proxy statement for the meeting held in 2001. The charter specifies the scope of the audit committee's responsibilities and how it carries out those responsibilities. A copy of the Audit Committee Charter is also available free of charge on the Company's website, WWW.BUCKLE.COM, or upon written request to the Corporate Secretary, The Buckle, Inc., 2407 West 24th St., Kearney, NE 68845.

The audit committee has reviewed and discussed the Company's January 29, 2005 audited financial statements with management and with Deloitte & Touche LLP, the Company's independent registered public accounting firm. The audit committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The audit committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

Based on the review and discussion referred to above, the audit committee recommended to the Board that the January 29, 2005 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 29, 2005 to be filed with the Securities and Exchange Commission.

     This report was submitted by the Audit Committee of the Board, which is comprised of:

                Bill L. Fairfield               William D. Orr
                Robert E. Campbell              Ralph M. Tysdal
                Bruce L. Hoberman               David A. Roehr

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants in fiscal 2004 to the named executive officers.

--------------------------------------------------------------------------------------------------
                                                                                     Grant Date
                       Individual Grants                                                Value
--------------------------------------------------------------------------------------------------
                                      % of Total
                       Options/      Options/SARS       Exercise                       Grant
                         SARS         Granted to         or Base                        Date
                        Granted      Employees in        Price       Expiration       Present
        Name            (#) (1)     Fiscal year (2)      ($Sh)          Date         Value (3)
--------------------------------------------------------------------------------------------------
Dennis H. Nelson        103,500          20.49%          $25.75        1/31/14      $ 1,529,119

James E. Shada           51,750          10.24%          $25.75        1/31/14      $   764,560

Kari G. Smith            25,200           5.00%          $25.75        1/31/14      $   372,307

Patricia K. Whisler      25,200           5.00%          $25.75        1/31/14      $   372,307

Brett P. Milkie          25,200           5.00%          $25.75        1/31/14      $   372,307
--------------------------------------------------------------------------------------------------

     (1) The shares granted January 31, 2004 at $25.75 vested one-third on March 21, 2005 (upon certification that both performance goals had been met during Fiscal 2004) and the remaining two-thirds shall vest in equal portions on the last day of fiscal 2005 and the last day of fiscal 2006.
     (2) The Company granted options totaling 505,150 to employees during fiscal 2004.
     (3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of seven years. Assumptions include: interest rate of 4.0%; annual dividend yield of 1.50%; and volatility of 65%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table provides information on option exercises in fiscal 2004 by the named executive officers and the value of such officers' unexercised options at January 29, 2005.

------------------------------------------------------------------------------------------------------------------
                                                             Number of                  Value of Unexercised
                                                            Unexercised                    In-the Money
                          Shares        Value            Options at FY-end               Options  at FY-end
                       Acquired on     Realized   ----------------------------------------------------------------
        Name           Exercise (#)      ($)        Exercisable    Unexercisable   Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------
Dennis H. Nelson                  0           $0        523,800          630,900    $7,143,500       $4,547,705

James E. Shada                8,200     $146,305        165,700          220,260    $1,500,384       $1,474,703

Kari G. Smith                 1,500      $37,675         58,860          138,300      $740,728       $1,015,869

Patricia K. Whisler          48,000   $1,162,121        143,910          153,900    $2,301,442       $1,109,520

Brett P. Milkie               6,900     $109,187         37,360          153,900      $228,490       $1,109,520
------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a cash incentive, based on growth in key performance categories, and stock options, as provided for in the 2004 Executive Compensation Plan. For fiscal 2004 the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $760,000, James E. Shada $430,000, Kari G. Smith $248,000, Patricia K. Whisler $248,000, and Brett P. Milkie $250,000. For fiscal 2003 and 2002, the bonus amounts were paid according to the 2003 Executive Compensation Plan and the 2002 Management Incentive Plan, respectively. (See "Report of the Compensation Committee.")

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned. For purposes of computing bonuses for all executive officers identified in the summary compensation table "profits" mean Pre-Bonus, Pre-Tax Net Income, excluding income on cash and investments and after deducting bonus draws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The total amount owed to the Company by the Hirschfeld Family Trust is $885,000 ($600,000 principal plus $285,000 of accrued interest). The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on the insurance policy, requiring no additional loans.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 1/31/00)




                               [PERFORMANCE GRAPH]



----------------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS       1/31/2000     2/3/2001     2/2/2002     2/1/2003      2/1/2004    1/29/2005
----------------------------------------------------------------------------------------------------------
THE BUCKLE, INC.             $ 100.00     $ 130.53     $ 126.96     $ 105.80      $ 165.49    $  186.86
----------------------------------------------------------------------------------------------------------
Peer Group                   $ 100.00     $  99.57     $  79.51     $  73.28      $ 101.24    $  142.82
----------------------------------------------------------------------------------------------------------
Russell 2000                 $ 100.00     $ 102.44     $  97.35     $  75.00      $ 117.03    $  125.75
----------------------------------------------------------------------------------------------------------

STOCK PRICE PERFORMANCE GRAPH

The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the Russell 2000 Stock Index and a peer group of Retail Trade Stocks.

----------------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS       1/31/2000     2/3/2001     2/2/2002     2/1/2003      2/1/2004    1/29/2005
----------------------------------------------------------------------------------------------------------
THE BUCKLE, INC.             $ 100.00     $ 130.53     $ 126.96     $ 105.80      $ 165.49    $  186.86
----------------------------------------------------------------------------------------------------------
Peer Group                   $ 100.00     $  99.57     $  79.51     $  73.28      $ 101.24    $  142.82
----------------------------------------------------------------------------------------------------------
Russell 2000                 $ 100.00     $ 102.44     $  97.35     $  75.00      $ 117.03    $  125.75
----------------------------------------------------------------------------------------------------------
Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                        PROPOSALS FOR 2006 ANNUAL MEETING

Although the date for the Annual Stockholders' meeting to be held in 2006 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 2005.

By Order of the Board of Directors


/s/ Kyle L. Hanson
------------------
Kyle L. Hanson
Secretary

Kearney, Nebraska
April 27, 2005

                                                                       EXHIBIT A

                                THE BUCKLE, INC.
                          2005 EXECUTIVE INCENTIVE PLAN

1.   PURPOSES

The purpose of The Buckle, Inc. 2005 Executive Incentive Plan is to reward the Company's Executive Officers for increasing shareholder value by creating a bonus program that assures (on average) that increases in executive compensation will mirror increases in shareholder value.

2.   DEFINITIONS

     A. "Applicable Percentage Amounts" means 8.5% of the Increase in Same Store Sales; 5.00% of the Increase in Margin; and 15.0% of the Increase in Pre-Bonus Net Income.

     B. "Base Year" means the immediately preceding fiscal year with regard to Same Store Sales and the rolling average for the immediately preceding three (3) fiscal years with regard to Margin and Pre-Bonus Net Income; for purposes of computing the rolling average the most recent fiscal year shall be weighted by a factor of 4; the remaining two years shall be weighted by a factor of 1.

     C. "Bonus Pool" means the amount calculated each Plan Year comprised of the total of the Applicable Percentage Amounts multiplied by the Pre-Bonus Net Income Factor (for the Applicable Percentage amount of the Increase in Pre-Bonus and Pre-Tax Net Income) and the Margin Factor (for the Applicable Percentage Amount of the Increase in Margin).

     D.   "Cash Award" means any cash incentive payment made under the Plan.

     E.   "Code" means the Internal Revenue Code of 1986, as amended.

     F. "Committee" means the Compensation Committee of The Buckle, Inc.?s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

     G.   "Company" means The Buckle, Inc.

     H. "Executive Officers" means the officers of the Company and designated as Executive Officers in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission.

     I. "GAAP" means generally accepted accounting principles consistently applied.

     J. "Increase" means the amount by which the Company's Same Store Sales, Margin and Pre-Bonus Net Income in the current Plan Year exceed the Base Year amounts for Same Store Sales, Margin and Pre-Bonus Net Income, respectively.

     K. "Margin" means gross sales less the cost of sales (including buying, occupancy and distribution expenses) determined in accordance with GAAP.

     L. "Margin Factor" means the factor set forth below with respect to the Increase in Margin.

                        Increase in Margin              Margin Factor
                        ------------------              -------------
                        0% to 19.99%                    .80
                        20.00% to 39.99%                .70
                        > 40%                           .64

     M. "Participant" means any individual to whom an Award is granted under the Plan.

     N. "Plan" means this Plan, which shall be known as The Buckle, Inc. 2005 Executive Incentive Plan.

     O.   "Plan Year" means a fiscal year of the Company.

     P. "Pre-Bonus Net Income" means the Company'?s net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes. Net income from operations does not include earnings on cash investments.

     Q. "Pre-Bonus Net Income Factor" means the factor set forth below with respect to Increase in Pre-Bonus Net Income.

                        Increase in
                        Pre-Bonus Net Income    Pre-Bonus Net Income Factor
                        --------------------    ---------------------------
                        0% to 19.99%            .80
                        20.00% to 29.99%        .70
                        30.00% to 39.99%        .64
                        > 40%                   .55

     R. "Restricted Stock" means shares of the Company's Common Stock granted pursuant to the Company's 2005 Restricted Stock Plan.

     S.   "Same Store Sales" means gross sales from stores open at least twelve
          (12) months, but excluding closed stores.


3.   ADMINISTRATION

     A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

          (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

          (ii) adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

          (iii) grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

          (iv) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

          (v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

          (vi) take any and all actions it deems necessary or advisable for the proper administration of the Plan;

          (vii) adopt such Plan procedures, regulations, sub-plans and the like as it deems are necessary to enable Executive Officers to receive Awards; and

          (viii) amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

4.   ELIGIBILITY

     All Executive Officers are eligible to become a Participant in the Plan.

5.   CASH AWARDS

     A. Each Participant in the Plan shall receive a Cash Award calculated to be equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool shall be 40.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year.

     B. Executives may be eligible for a discretionary year-end cash incentive for extraordinary events, such as mergers or acquisitions, as may be determined by the Compensation Committee of the Board of Directors in its discretion.

     C. No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Margin and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

     D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Cash Award.

6.   RESTRICTED STOCK

     Participants will be granted shares of Restricted Stock pursuant to the 2005 Restricted Stock Plan. Shares of Restricted Stock shall be granted to the Executive Officers as follows:

                Name                    Number of Restricted Shares
                ----                    ---------------------------
                Dennis Nelson                     21,200
                James Shada                        9,800
                Brett Milkie                       4,750
                Pat Whisler                        4,750
                Kari Smith                         4,750

     Shares awarded under the 2005 Restricted Stock Plan will vest according to a performance feature whereby Shares granted will vest over four years if an 8% increase in fiscal 2005 Pre-Bonus Net Income is achieved. Upon the Compensation Committee's certification that the Performance Goal has been reached, 20% of the Restricted Stock Shares will vest immediately, with 20% vesting in January of 2007, 30% in January of 2008, and 30% in January of 2009. The Participant must remain in the employ of the Company on those dates to have the Restricted Stock Shares vest. In the event that the foregoing performance feature is not met (I.E. if an 8% increase in fiscal 2005 Pre-Bonus Net Income is not achieved), the Restricted Stock Shares may vest based upon an increase in the Fair Market Value of the Common Stock of the Company. Vesting will be as follows: (i) 20% of the Shares will become Vested on the last day of the first fiscal quarter occurring in the year 2006, on condition that the Fair Market Value of the Common Stock of the Company shall have increased at least 7.2% over the Fair Market Value of the Common Stock of the Company as of the last day of the first fiscal quarter in the year 2005; (ii) 20% of the Shares will become Vested on the last day of the first fiscal quarter occurring in the year 2007, on condition that the Fair Market Value of the Common Stock of the Company shall have increased at least at the cumulative rate of 7.2% per year over the Fair Market Value of the Common Stock of the Company as of the last day of the first fiscal quarter in the year 2005; (iii) 30% of the Shares will become Vested on the last day of the fiscal quarter occurring in the year 2008, on condition that the Fair Market Value of the Common Stock of the Company shall have increased at least at the cumulative rate of 7.2% per year over the Fair Market Value of the Common Stock of the Company as of the last day of the first fiscal quarter in the year 2005; and (iv) 30% of the Shares will become Vested on the last day of the fiscal quarter occurring in the year 2009, on condition that the Fair Market Value of the Common Stock of the Company shall have increased at least at the cumulative rate of 7.2% per year over the Fair Market Value of the Common Stock of the Company as of the last day of the first fiscal quarter in the year 2005; in each case on condition that the Participant remains in the employ of the Company on that date. Each Share of Restricted Stock shall be subject to the terms of a Restricted Stock Agreement between the Company and the Participant, which Agreement shall contain such other provisions as determined by the Committee.

7.   GENERAL

     A. The Plan shall become effective as of February 22, 2005, subject to stockholder approval of the Plan at the 2005 annual meeting of the Company?'s stockholders. The Plan is a one-year Plan for fiscal 2005.

     B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

     C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Executive Officer or other individual the right to be selected as a Participant or to be granted an Award.

     D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

     E. The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

                                                                       EXHIBIT B

                                THE BUCKLE, INC.
                           2005 RESTRICTED STOCK PLAN

1.   PURPOSE; EFFECTIVENESS OF THE PLAN.

     (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees and officers, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

     (b) This Plan will become effective on the date of its adoption by the Committee, provided this Plan is approved by the stockholders of the Company within twelve (12) months before or after that date. If this Plan is not so approved by the stockholders of the Company within such period of time, any agreements entered into under this Plan, and any issuances of Stock thereunder, will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Committee under Section 9 hereof. This Plan will be governed by, and construed in accordance with, the laws of the State of Nebraska.

2.   CERTAIN DEFINITIONS.

     Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any agreements entered into pursuant to this Plan:

     (a)  "1933 Act" means the federal Securities Act of 1933, as amended;
     (b) "1934 Act" means the federal Securities Exchange Act of 1934, as amended;
     (c)  "Board" means the Board of Directors of the Company;
     (d) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Committee and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise;
     (e) "Committee" means the Compensation Committee of the Company, which shall be comprised of two or more Disinterested Directors, appointed by the Board, to administer and interpret this Plan;
     (f)  "Company" means The Buckle, Inc., a Nebraska corporation;
     (g) "Disinterested Director" means a member of the Board who is a "non-employee director" as defined in Rule 16b-3 under the 1934 Act and an "outside director" as defined under Section 162(m) of the Code;
     (h) "Eligible Participants" means persons who, at a particular time, are employees or officers of the Company or its subsidiaries; (i) "Holder" means an Eligible Participant to whom any Restricted Stock is issued hereunder, and any permitted transferee thereof pursuant to a Transfer authorized under this Plan;
     (j) "Performance Based Award" means an Award granted to selected Covered Employees pursuant to Section 6 and Section 7. All Performance Based Awards are intended to qualify as Qualified Performance Based Compensation.
     (k) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by

          Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

     (l) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by
          Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulation, accounting principles, or business conditions.

     (m) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Based Award;

     (n)  "Plan" means this 2005 Restricted Stock Plan of the Company;

     (o) "Purchase Price" means the price per share at which an Eligible Participant may purchase Restricted Stock hereunder, pursuant to a Restricted Stock Agreement, which price may be zero;

     (p) "Qualified Performance Based Compensation" means any compensation that is intended to qualify as "qualified performance based compensation" as described in Section 162(m)(4)(C) of the Code.

     (q) "Restricted Stock" means Stock issued or issuable by the Company pursuant to this Plan;

     (r) "Restricted Stock Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock hereunder;

     (s)  "Stock" means shares of the Company's Common Stock, $.01 par value;

     (t) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

     (u) "Termination Event" means, with respect to any Holder of Restricted Stock, any event that results in such Holder no longer being an Eligible Participant hereunder for any reason whatsoever (whether by reason of such Holder's death, disability, voluntary resignation, involuntary termination, or any other reason).

     (v) "Transfer," with respect to Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Restricted Stock, including without limitation an assignment for the benefit of creditors of the Holder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a qualified domestic relations order, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse under which a part or all of the shares of Restricted Stock are transferred or awarded to the spouse of the Holder or are required to be sold; or a transfer resulting from the filing by the Holder of a petition for relief, or the filing of an involuntary petition against such Holder, under the bankruptcy laws of the United States or of any other nation.

3.   ELIGIBILITY.

     The Company may issue Restricted Stock under this Plan only to persons who are Eligible Participants as of the time of such issuance. Subject to the provisions of section 5, there is no limitation on the amount of Restricted Stock that may be issued to an Eligible Participant.

4.   ADMINISTRATION.

     (a)  COMMITTEE. The Committee will administer this Plan.

     (b) AUTHORITY AND DISCRETION OF COMMITTEE. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Articles of Incorporation, Bylaws and this
          Plan:

          (i) to select and approve the persons to whom Restricted Stock will be issued under this Plan from among the Eligible Participants, including the number of shares of Restricted Stock so issued to each such person; and

          (ii) to determine the Purchase Price of Restricted Stock issued under this Plan, which may be zero, the period or periods of time during which the Company will have a right to repurchase such Restricted Stock and the terms and conditions of such repurchase, and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Agreements as provided in this Plan; and

          (iii) to interpret this Plan, prescribe, amend and rescind rules and regulations relating to this Plan, and make all other determinations necessary or advisable for the operation and administration of this Plan.

     (c) LIMITATION ON AUTHORITY. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to approve the issuance of Restricted Stock to any of its members, whether or not approved by the Board.

     (d) RESTRICTED STOCK AGREEMENTS. Restricted Stock will be issued hereunder only upon the execution and delivery of a Restricted Stock Agreement by the Holder and a duly authorized officer of the Company. Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Committee.

5.   SHARES RESERVED FOR RESTRICTED STOCK.

     (A) RESTRICTED STOCK POOL. The aggregate number of shares of Restricted Stock that may be issued pursuant to this Plan will not exceed Two Hundred Thousand (200,000) (the "Restricted Stock Pool"), provided that such number will be increased by the number of shares of Restricted Stock that the Company subsequently may reacquire through repurchase or otherwise.

     (B) ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Restricted Stock in the Restricted Stock Pool that may be issued pursuant to this Plan; (ii) the exercise price of any rights of repurchase or of first refusal under this Plan; and (iii) other rights and matters determined on a per share basis under this Plan or any Restricted Stock Agreement hereunder. Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan. If there is any other change in the number or kind of the outstanding shares of Stock of the Company, or of any other security into which that Stock has been changed or for which it has been exchanged, and if the Committee, in its sole discretion, determines that this change requires any adjustment in the restrictions on Transfer, rights of repurchase, or rights of first refusal in Restricted Stock then subject to this Plan, such an adjustment will be made in accordance with the determination of the Committee. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of Stock.

6.   TERMS OF RESTRICTED STOCK AGREEMENTS.

     Each issuance of Restricted Stock pursuant to this Plan will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Each Restricted Stock Agreement will specify the Purchase Price with respect to the Restricted Stock to be sold to the Holder thereunder, to be fixed by the Committee in its discretion, which Purchase Price may be zero. The Purchase Price will be payable to the Company in United States dollars in cash or by check, or such other legal consideration as may be approved by the Committee, in its discretion. Without limiting the foregoing, each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

     (a) COVENANTS OF HOLDER. Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Holder any right with respect to the continuation of his or her status as an employee of the Company, and its subsidiaries.

     (b)  VESTING PERIODS, COMPANY REPURCHASE RIGHT.

          (I) VESTING. Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which the Restricted Stock issued thereunder may be repurchased by the Company or its assignee (the "Vesting Period") as set forth in this Section 6(b). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

          (II) SCOPE OF REPURCHASE RIGHT. Upon the occurrence of any Termination Event with respect to any Holder of Restricted Stock, the Company will have an assignable right (but not an obligation), to repurchase any Unvested shares of Restricted Stock owned by such Holder at the time of such Termination Event for a repurchase price per share equal to the Holder's original cost per share, subject to appropriate adjustment pursuant to section 5(b), which repurchase price will be zero if the purchase price was zero.

          (III) MECHANICS AND NOTICE. Within thirty (30) days after any such Termination Event, the Holder of any Unvested Restricted Stock will provide to the Company a notice of the occurrence of such Termination Event. Within ninety (90) days of the receipt of such notice, the Company will exercise its right, if at all, by informing the Holder in writing of the Company's intention to do so, and specifying a closing date within such ninety (90) day period. The Unvested Stock will be repurchased at the Company's principal executive offices on that date. The repurchase price will be paid in cash or cancellation of indebtedness (if any) at that time. If the Company (or its assignee ) fails to exercise its purchase rights as provided under this Section 6(b), then at the end of the ninety (90) day period referred to herein, all Unvested Restricted Stock of the Holder immediately will become Vested Restricted Stock for all purposes hereunder.

     (c)  RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK.

          (i) GENERAL RULE ON PERMISSIBLE TRANSFER OF RESTRICTED STOCK. Unvested Restricted Stock may not be transferred. Vested Restricted Stock may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by the Restricted Stock Agreement or by applicable state or federal securities laws and set forth below, and subject to certain undertakings of the transferee (subsection 6(c)(iii)). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 6(c) are expressly prohibited.

          (II) EFFECT OF PROHIBITED TRANSFER. Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 6(c), or exercise any other legal or equitable remedy.

          (III) REQUIRED UNDERTAKING. Any Transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under a Restricted Stock Purchase Agreement and this Plan are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan, and of the applicable Restricted Stock Agreement, as if the transferee were the original Holder of such Restricted Stock.

          (IV) ESCROW. To facilitate the enforcement of the restrictions on Transfer set forth in this Plan, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by Holder and Holder's spouse (if required for transfer), to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any right of repurchase or of first refusal under this Plan or under a Restricted Stock Agreement.

                Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

     (d) ADDITIONAL RESTRICTIONS ON TRANSFER. By accepting Restricted Stock under this Plan, the Holder will be deemed to represent, warrant and agree as follows:

          (I) APPLICABLE LAWS. The Holder understands that each Transfer of the Restricted Stock requires full compliance with the provisions of all applicable laws.

          (II) INVESTMENT INTENT. Unless a registration statement is in effect with respect to the sale and issuance of the Restricted Stock to the Holder hereunder: (1) the Holder is purchasing the Restricted Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Restricted Stock; and (3) Holder has no present intention of disposing of the Restricted Stock at any particular time.

     (e) COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company will not be required to register or qualify Restricted Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be issued Restricted Stock hereunder prior to such issuance.

     (f) STOCK CERTIFICATES. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Section 6(f) have been complied with.

     (g) LOCK-UP. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

     (h) NOTICES. Any notice to be given to the Company under the terms of a Restricted Stock Agreement will be addressed to the Company at its principal executive office, Attn: Corporation Secretary, or at such other address as the Company may designate in writing. Any notice to be given to a Holder will be addressed to the Holder at the address provided to the Company by the Holder. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

     (i) OTHER PROVISIONS. The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7.   PERFORMANCE BASED AWARDS.

     (a) PURPOSE. The purpose of this Section 7 is to provide the Committee the ability to qualify grants of Restricted Stock as Qualified Performance Based Compensation. If the Committee, in its discretion, decides to grant a Performance Based Award to a Covered Employee, the provisions of this Section 7 shall control over any contrary provision contained in the Plan.

     (b) APPLICABILITY. This Section 7 shall apply only to those Covered Employees selected by the Committee to receive Performance Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

     (c) PROCEDURES WITH RESPECT TO PERFORMANCE BASED AWARDS. To the extent necessary to comply with the Qualified Performance Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under this Plan which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period,
          (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

     (d) PAYMENT OF PERFORMANCE BASED AWARDS. Unless otherwise provided in the applicable Restricted Stock Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Based Award for such Performance Period becomes vested. Furthermore, a Participant shall become vested pursuant to a Performance Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance Based Award, the Committee may reduce or eliminate the amount of the Performance Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

     (e) ADDITIONAL LIMITATIONS. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

8.   PROCEEDS FROM SALE OF STOCK.

Cash proceeds from the sale of shares of Restricted Stock, if any, issued from time to time pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

9.   AMENDMENT AND DISCONTINUANCE.

The Committee may amend, suspend or discontinue this Plan at any time or from time to time; provided that no such action of the Committee shall alter or impair any rights previously granted to Holders under the Plan without the consent of such affected Holders (or their successors or assignees.

10.  GENERAL PROVISIONS.

     (a) NO RIGHTS TO AWARDS. No Eligible Participant or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Participants, Participants or other persons uniformly.

     (b) WITHHOLDING. The Company shall have the authority and the right to deduct or withhold, or require an Eligible Participant or Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow an Eligible Participant or Holder to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six (6) months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

     (c) INDEMNIFICATION. To the extend allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any proceeding against him or her; PROVIDED he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold them harmless.

     (d) EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     (e) TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     (f) FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down is appropriate.

     (g) LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the 1934 Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the 1934 Act (including any amendment to Rule 16b-3 of the 1934 Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.  COPIES OF PLAN.

A copy of this Plan will be delivered to each Holder at or before the time he or she executes a Restricted Stock Agreement.

Date Plan Adopted by the Committee: February 10, 2005

Date Plan Adopted by Stockholders: June 2, 2005

PROXY
                                THE BUCKLE, INC.
                 2407 WEST 24TH STREET, KEARNEY, NEBRASKA 68845
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel J. Hirschfeld and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on March 30, 2005 at the annual meeting of the shareholders to be held on June 2, 2005, or any adjournment thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1.  ELECTION OF DIRECTORS

[ ] FOR ALL NOMINEES LISTED             [ ] WITHHOLD AUTHORITY
(except as marked to the contrary)          to vote for all nominees listed.

       D. Hirschfeld, D. Nelson, K. Rhoads, J. Shada, R. Campbell, W. Orr,
                 R. Tysdal, B. Fairfield, B. Hoberman; D. Roehr

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending January 28, 2006.

     [ ] FOR            [ ] AGAINST           [ ] ABSTAIN


3.   Proposal to adopt the Company's 2005 Management Incentive Program.

     [ ] FOR            [ ] AGAINST           [ ] ABSTAIN


4.   Proposal to approve the Company's 2005 Restricted Stock Plan.

     [ ] FOR            [ ] AGAINST           [ ] ABSTAIN


5. Proposal to approve Performance Based Awards granted pursuant to the Company's 2005 Restricted Stock Plan.

     [ ] FOR            [ ] AGAINST           [ ] ABSTAIN



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3, 4 AND 5.

                                        DATED:____________________________, 2005

                                              __________________________________
                                                                       Signature

                                              __________________________________
                                                       Signature if held jointly

                        Please sign exactly as your name appears. When shares are held by Joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.